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                                                                  EXHIBIT 12 (B)


                           DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                                 SIX MONTH PERIOD
                                                                                       ENDED
                                                                                  JUNE 30, 2003
                                                                              ----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $172,880
  Plus:
     Fixed Charges (excluding capitalized interest)                                  138,749
                                                                                    --------

TOTAL EARNINGS                                                                      $311,629
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $136,917
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 714
     An estimate of the interest component within rental expense                       1,118
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       138,749
                                                                                    --------

Preferred dividends                                                                    8,456
Ratio of pre tax income to net income                                                  1.193
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                             10,084
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $148,833
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        2.09
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $172,880
  Plus:
     Fixed Charges (excluding capitalized interest)                                  101,689
                                                                                    --------

TOTAL EARNINGS                                                                      $274,569
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $ 99,857
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 714
     An estimate of the interest component within rental expense                       1,118
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       101,689
                                                                                    --------

Preferred dividends                                                                    8,456
Ratio of pre tax income to net income                                                  1.193
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                             10,084
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $111,773
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        2.46
                                                                                    ========
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